TSX-V: LEO | OTCQB: LCGMF

NEWS RELEASE

Lion Copper Announces Share Consolidation and Name Change

September 4, 2026, Yerington, Nevada - Lion Copper and Gold Corp. (the "Company") (CSE: LEO) (OTCQB: LCGMF) announces that it will change its name to "Lion Copper Corp." and implement a consolidation of the issued and outstanding common shares of the Company on the basis of twenty-seven (27) pre-consolidation common shares for one (1) post-consolidation common share.  Effective at the market opening on September 14, 2026 the common shares will commence trading on the Canadian Securities Exchange under the new name, on a post-consolidated basis, under the new stock symbol "LCU".

The change of name to Lion Copper Corp. reflects the Company's focus on its copper assets, including its flagship copper project in Yerington, Nevada.  The share consolidation is being undertaken in connection with the Company's application to list its common shares on the Nasdaq Capital Market. The consolidation is intended to increase the quoted price per share of the common shares to satisfy the Nasdaq's initial listing requirements which include, among other things, a minimum bid price of $4 per share. There can be no assurance the Company's listing application will be approved or that the Company will satisfy the required listing conditions in a timely manner, or at all.

The share consolidation was approved by shareholders at the Company's annual shareholder meeting held August 12, 2026.

As a result of the share consolidation, on the effective date, the number of issued and outstanding common shares of the Company will be reduced from the current 431,332,099 outstanding common shares to approximately 15,975,263 post-consolidated common shares, subject to rounding. No fractional shares will be issued. The number of post-consolidation common shares to be issued to shareholders will be rounded up to the nearest whole number for fractions of 0.5 or greater or rounded down to the nearest whole number for fractions of less than 0.5, and no cash consideration will be paid in respect of fractional shares.

The exercise or conversion price and the number of common shares issuable under any of the Company's outstanding convertible securities will be proportionately adjusted to reflect the share consolidation on the effective date.

Registered shareholders who hold common shares represented by a physical certificate will receive a letter of transmittal from the transfer agent for the Company, Computershare Trust Company of Canada, with instructions on how to exchange their existing certificates for certificates representing post-consolidation common shares. No action is required by registered shareholders who hold their common shares in book-entry (e.g. DRS) form or by non-registered shareholders (shareholders who hold their common shares through an intermediary).

In connection with the share consolidation and the name change, the new CUSIP number will be 53621C101 and the new ISIN number will be CA53621C1014 for the post-consolidation shares.

The effective date of the name change and share consolidation is subject to CSE approval, and the Company will issue a further news release in the event of a change to the effective date.

About Lion Copper and Gold Corp.

Lion Copper and Gold Corp. is advancing its flagship copper project in Yerington, Nevada through an earn-in agreement with Nuton LLC, a Rio Tinto venture.

Further information can be found at www.lioncg.com.

On behalf of the Board of Directors

John Banning
Chief Executive Officer

For more information please contact:

Email: info@lioncg.com
Website: www.lioncg.com

Neither the Canadian Securities Exchange nor its Regulation Services Provider accepts responsibility for the adequacy or accuracy of this release.

This news release contains forward-looking information and forward-looking statements within the meaning of applicable securities laws, including statements regarding the Company's proposed name change to Lion Copper Corp., the consolidation of its common shares on the basis of twenty-seven pre-consolidation common shares for one post-consolidation common share, the expected Effective Date and commencement of trading on the Canadian Securities Exchange under the new name and symbol "LCU" on a post-consolidation basis, the anticipated number of issued and outstanding common shares after giving effect to the consolidation, the treatment of fractional shares, the adjustment of outstanding convertible securities, the Company's application to list its common shares on the Nasdaq Capital Market, the potential satisfaction of Nasdaq initial listing requirements, and the Company's ongoing focus on advancing its copper assets, including its flagship copper project in Yerington, Nevada. Forward-looking statements are based on management's current expectations, estimates, projections, beliefs and assumptions and are subject to known and unknown risks, uncertainties and other factors that could cause actual results, events or developments to differ materially from those expressed or implied by such statements, including risks relating to regulatory, exchange and other approvals, market conditions, the Company's ability to satisfy Nasdaq listing requirements, the timing and completion of the name change and consolidation, rounding adjustments, the impact of the consolidation on trading liquidity and market price, and other risks described in the Company's public disclosure documents. Readers are cautioned that forward-looking statements are not guarantees of future performance and should not place undue reliance on them. Forward-looking statements speak only as of the date of this news release, and the Company undertakes no obligation to update or revise such statements except as required by applicable law.

NEWS RELEASE	2